Exhibit 10.8

AMENDMENT NO. 1

TO

STOCKHOLDERS AGREEMENT

THIS AMENDMENT NO. 1 TO STOCKHOLDERS AGREEMENT (this “Amendment”), dated as of February 10, 2005, is entered into by and between MSC.Software Corporation, a Delaware corporation (the “Company”), ValueAct Capital Master Fund, L.P. (“Value Act Master Fund”), ValueAct Capital Partners Co-Investors, L.P. (“ValueAct Co-Investors”), VA Partners, L.L.C. (“VA Partners”), Jeffrey W. Ubben (“Ubben”), George F. Hamel, Jr. (“Hamel”), Peter H. Kamin (“Kamin,” and together with ValueAct Master Fund, ValueAct Co-Investors, VA Partners, Ubben, Hamel and Kamin, the “Stockholders”), Gregory P. Spivy and William J. Weyand.

WHEREAS, the parties hereto have entered into that certain Stockholders Agreement, dated as of December 3, 2004 (the “Agreement”); and

WHEREAS, the parties hereto desire to amend the Agreement in certain respects.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, respective covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

1.                                       Section 1.2 of the Agreement is hereby amended in its entirety to read as follows:

“Section 1.2                            STOCKHOLDERS DIRECTORS.  So long as the Stockholders beneficially own in the aggregate 10% or more of the outstanding shares of Common Stock and this Agreement has not otherwise been terminated in accordance with its terms, the Stockholders shall have the right to designate one individual who is an affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Affiliate”) of the Stockholders as a nominee for election as a director of the Company (the “Affiliate Director”) and, if William J. Weyand is not then a director of the Company, one individual who is not an Affiliate of the Stockholders as a nominee for election as a director of the Company (the “Independent Director” and together with the Affiliate Director, the “Stockholders Directors”).  The initial Affiliate Director shall be Mr. Spivy.  Any other individual designated as a Stockholders Director must be reasonably acceptable to the Company.  So long as the Stockholders beneficially own in the aggregate 10% or more of the outstanding shares of Common Stock and this Agreement has not otherwise been terminated in accordance with its terms, the Company will support the election of the Affiliate Director and, if applicable, the Independent Director at each annual meeting of stockholders of the Company.  The Company shall use its reasonable best efforts to appoint the Affiliate Director and, if applicable, the Independent Director as members of the Nominating and Governance Committee of the Board of Directors of the Company and, if applicable, the Independent Director as a member of the Audit Committee of the Board of Directors of the Company.  At such time as the Stockholders no longer beneficially own in the aggregate 10% or more of the outstanding shares of Common Stock, each of the Stockholders Directors will tender his resignation as a director of the Company.”

2.                                       Section 4.1(a), (b) and (c) of the Agreement are hereby amended in their entirety to read as follows :

“(a)                            Except upon the request of the Stockholders, either the Affiliate Director or, if applicable, the Independent Director is not nominated as a director by the Nominating and Governance Committee of the Board of Directors of the Company or otherwise included as a nominee for director in any proxy statement sent by the Company in connection with any meeting of the stockholders of the Company for the election of directors.

(b)                                 Either of the Affiliate Director or, if applicable, the Independent Director is no longer a member of the Board of Directors of the Company; provided that in the case of the death or resignation of either of the Stockholders Directors, the Stockholders shall have promptly given written notice to the Company of a replacement Stockholders Director, and such replacement Stockholders Director shall have not been appointed within ten (10) business days after such written notice; provided further that (i) any person designated by the Stockholders to replace an Affiliate Director must be an Affiliate Director, (ii) any person designated by the Stockholders as an Independent Director must be an Independent Director and the Stockholders must deliver to the Company written representations and warranties regarding the Independent Director substantially the same as set forth in the last sentence of Section 2.1, and (iii) any individual designated as an Affiliate Director (other than Mr. Spivy) or Independent Director must be reasonably acceptable to the Company.

(c)                                  Except in the case of death or resignation, (i) either of the Affiliate Director or, if applicable, the Independent Director is no longer a member of the Nominating and Governance Committee of the Board of Directors of the Company or (ii) if applicable, the Independent Director is no longer a member of the Audit Committee of the Board of Directors of the Company.”

3.                                       Except as expressly set forth in this Amendment, the terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

MSC.SOFTWARE CORPORATION

By	/s/ JOHN LASKEY
Name: John Laskey
Title: Chief Financial Officer

STOCKHOLDERS:

ValueAct Capital Master Fund, L.P., by
VA Partners, L.L.C., its General Partner

By	/s/ GEORGE F. HAMEL, JR.
Name: George F. Hamel, Jr.
Title: Managing Member

ValueAct Capital Partners Co-Investors, L.P.,
by VA Partners, L.L.C., its General Partner

By	/s/ GEORGE F. HAMEL, JR.
Name: George F. Hamel, Jr.
Title: Managing Member

VA Partners, L.L.C.

By	/s/ GEORGE F. HAMEL, JR.
Name: George F. Hamel, Jr.
Title: Managing Member

/s/ JEFFREY W. UBBEN
Jeffrey W. Ubben

/s/ GEORGE F. HAMEL, JR.
George F. Hamel, Jr.

/s/ P. H. KAMIN
Peter H. Kamin

S-1

/s/ GREGORY P. SPIVY
Gregory P. Spivy

/s/ WILLIAM J. WEYAND
William J. Weyand